UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 4, 2005
                               (October 31, 2005)


                                 LTX CORPORATION
             (Exact name of registrant as specified in its charter)


         Massachusetts                 000-10761                 04-2594045
--------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)       File Number)           Identification No.)


              50 Rosemont Road
          Westwood, Massachusetts                                 02090
          -----------------------                                 -----
  (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (781) 461-1000
                                                           --------------


         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by LTX Corporation (the "Company") in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2005, Roger W. Blethen ceased to serve as the Company's Chief Executive Officer effective as of October 31, 2005.

In connection with Mr. Blethen's separation from employment, the Company and Mr. Blethen entered into an agreement dated October 31, 2005 (the "Separation Agreement"). Mr. Blethen continues to serve as a director and as non-executive Chairman of the Board of the Company.

The Separation Agreement provides that from November 1, 2005 through February 1, 2010 (the "Salary Continuation Period"), Mr. Blethen will provide assistance in the transition of his job responsibilities to a new chief executive officer of the Company and perform other consulting services for the Company. In consideration for his services during the Salary Continuation Period and for his acceptance of the Separation Agreement, Mr. Blethen will be paid $1,012,500 (an amount equal to 27 months of his current base salary), with a staggered payment schedule from May 1, 2006 through January 31, 2010, and an additional lump sum payment of $100,000 on February 1, 2007. Further, Mr. Blethen will be entitled to the continued vesting and exercisability of his outstanding stock options during the Salary Continuation Period and for so long as he remains a director. Mr. Blethen will also be entitled to the continued payment of medical and dental insurance coverage, the continuation of specified life insurance policies and the payment of certain other benefits.

Mr. Blethen has agreed to non-competition and non-solicitation provisions for the Salary Continuation Period, and cooperation, non-disparagement and confidentiality provisions. Under the Separation Agreement, Mr. Blethen also agreed to release the Company from claims arising or occurring on or prior to the date of his separation from the Company and the Company agreed to release Mr. Blethen from claims it may have against him.

As a result of the benefits accruing to Mr. Blethen pursuant to the Separation Agreement, the Company expects to record a cash compensation charge of approximately $1.2 million and a non-cash stock compensation charge of approximately $0.7 million for the first quarter of fiscal 2006. The stock option related non-cash charge would have been recognized ratably over the vesting period for unvested options under SFAS No. 123R, but as a result of the Separation Agreement will now be taken in the first quarter.

The above description of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement, a copy of which is attached hereto as
Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01: Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
No.          Description
-------      -----------
10.1         Separation Agreement with Roger W. Blethen, dated October 31, 2005

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2005                      LTX CORPORATION


                                            By: /s/ Mark J. Gallenberger
                                                --------------------------------
                                                Mark J. Gallenberger
                                                Vice President & Chief Financial
                                                Officer

                                  EXHIBIT INDEX

Exhibit
No.          Description
-------      -----------
10.1         Separation Agreement with Roger W. Blethen, dated October 31, 2005